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                                                                       EXHIBIT 5

                        {LETTERHEAD OF ANDREWS & KURTH}



                                 July 7, 1994





Burlington Resources Inc.
5051 Westheimer, Suite 1400
Houston, Texas 77056


Gentlemen:

              We have acted as counsel to Burlington Resources Inc. (the "Company") in connection with the Company's Registration Statement on Form S-3 (the "Registration Statement") relating to the registration under the Securities Act of 1933, as amended (the "Act"), of the offer and sale of up to $300,000,000 principal amount of the Company's Debt Securities (the "Notes"). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Registration Statement.

              As the basis for the opinion hereinafter expressed, we have examined such statutes, regulations, corporate records and documents, certificates of corporate and public officials and other instruments as we have deemed necessary or advisable for the purposes of this opinion. In such examination, we have assumed the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies.

              Based on the foregoing and on such legal considerations as we deem relevant, we are of the opinion that the Notes have been duly and validly authorized by all necessary corporate action by the Company, and assuming due execution and delivery of the Indenture, the due execution and authentication of the Notes as specified


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in the Indenture and delivery of the Notes against payment therefor, the Notes will constitute valid and legally binding obligations of the Company, subject to any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws of general applicability relating to or affecting creditors' rights and to general equitable principles.

              We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the use of our name under the heading "Legal Matters" in the Registration Statement.

                                                Very truly yours,

                                                 /s/  ANDREWS & KURTH L.L.P.
                                                ------------------------------
                                                      Andrews & Kurth L.L.P.